UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  May 13, 2011

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 13, 2011, Plug Power Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its Annual Meeting of Stockholders held on May 12, 2011 (the “Annual Meeting”), including, a stockholder advisory proposal on the frequency of the advisory stockholder vote on executive compensation of the Company’s named executive officers in its proxy statement (“Say-On-Pay vote”). This Current Report on Form 8-K/A is being filed as an amendment to the Original Report for the sole purpose to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay vote.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Report, in an advisory proposal regarding the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for stockholder consideration held at the Annual Meeting, 9,534,343 shares voted for one year, 675,825 shares voted for two years, 54,325,655 shares voted for three years and 3,424,791 abstained. The Company has considered the voting results at the Annual Meeting and consistent with a majority of votes cast and its recommendation with respect to this proposal, the Company has decided to include an advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy statement every three years until the next advisory vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: July 29, 2011	By: /s/ Andrew Marsh
Andrew Marsh
President and Chief Executive Officer